UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 18, 2011

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

California	95-2594729
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)

7800 Woodley Avenue, Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (818) 781-4973
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Annual Incentive Performance Plan

On March 18, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Superior Industries International, Inc. (“Superior”) and the Board of Directors of Superior approved the Superior Industries International, Inc. Annual Incentive Performance Plan (the “AIP Plan”), effective as of December 27, 2010. The purpose of the AIP Plan is to motivate certain key employees of Superior or its affiliates, other than the CEO, to achieve performance objectives intended to result in increased value to Superior's shareholders. Below is a summary of the key terms of the AIP Plan.
The AIP Plan will remain in effect until December 27, 2015, unless terminated by the Committee. The Committee will select key employees of Superior or its affiliates to participate in the AIP Plan. The AIP Plan provides for the payment of annual incentive awards to participants if, and only to the extent that, performance goals established by the Committee are met. At the time it makes an award, the Committee will specify the performance period (which cannot exceed one fiscal year), the potential amount that may be earned under the award and the performance goals that must be met for an amount to be paid. The Committee may select any one or more of the financial performance measures enumerated in the AIP Plan for purposes of establishing the performance goals for an award. As to each performance measure that the Committee selects, the Committee will also establish specific performance goals and a performance scale that will be used to measure performance and determine the amount payable.
The AIP Plan provides that the Company may not pay amounts in excess of $1.7 million to any one participant under any and all annual awards granted to the participant with performance periods that end in the same fiscal year of the Company.

The foregoing description is qualified in its entirety by reference to the complete text of the AIP Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

CEO Annual Incentive Performance Plan

On March 18, 2011, the Committee approved the Superior Industries International, Inc. CEO Annual Incentive Performance Plan (the “CEO AIP Plan”). The CEO AIP Plan is conditioned upon obtaining the requisite shareholder approval at Superior's 2011 Annual Meeting of Shareholders and, if such shareholder approval is obtained, shall be effective as of December 27, 2010. The purpose of the CEO AIP Plan is to motivate Superior's Chief Executive Officer (“CEO”) to achieve outstanding performance based on performance measures that are aligned with the Company's strategic goals. Below is a summary of the key terms of the CEO AIP Plan.

The CEO AIP Plan will remain in effect through Superior's 2016 Annual Meeting of Shareholders, although the Committee or the CEO may terminate the CEO AIP Plan after two years. Annual awards which have a performance period of no more than one fiscal year will be granted under the CEO AIP Plan. At the time it makes an award, the Committee will specify the performance period, the potential amount that may be earned under the award and the performance goals that must be met for an amount to be paid. The CEO AIP Plan provides that the Committee may use any one or more of the financial performance measures enumerated in the CEO AIP Plan for purposes of establishing the performance goals. As to each performance measure that the Committee selects, the Committee also establishes specific performance goals and a performance scale that will be used to measure performance and determine the amount payable. $1.7 million is the maximum amount payable to the CEO with respect to awards with performance periods that end in any one fiscal year of Superior.

The foregoing description is qualified in its entirety by reference to the complete text of the CEO AIP Plan, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by this reference.

Steven J. Borick - Executive Employment Agreement

On March 18, 2011, the Committee approved the Amended and Restated Executive Employment Agreement by and between Superior and Steven J. Borick, Superior's President and CEO, effective as of December 31, 2010 (the “Employment Agreement”). Below is a summary of the key terms of the Employment Agreement, as so amended.

The Employment Agreement is for a five year term that expires on December 31, 2015, with additional one-year automatic renewals unless either Mr. Borick or Superior provides advance notice of its intent to not renew the Employment Agreement. The Employment Agreement provides for a minimum annual base salary of $850,000. Mr. Borick is eligible to receive equity awards under Superior's 2008 Equity Incentive Plan, or any successor equity plan. Under the Employment Agreement, Mr. Borick will be entitled to an annual stock option grant of 120,000 shares unless the Committee approves a long-term incentive arrangement in which he participates. Mr. Borick is also entitled to an automobile allowance and to participate in all savings and welfare benefit plans generally made available to executive officers of Superior.

The Employment Agreement entitles Mr. Borick to a severance payment of one year's base salary upon his termination without “cause” (or three years' base salary for involuntary termination within one year following a change in control of Superior).

The foregoing description is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by this reference.

Executive Change in Control Severance Plan

On March 18, 2011, the Committee and the Board of Directors of Superior approved the Superior Industries International, Inc. Executive Change in Control Severance Plan (the “Severance Plan”).

The current participants in the Severance Plan are Steven J. Borick, Superior's President and CEO, Michael J. O'Rourke, Superior's Executive Vice President - Sales, Marketing and Operations, Kerry A. Shiba, Superior's Senior Vice President and Chief Financial Officer, Parveen Kakar, Superior's Senior Vice President - Corporate Engineering and Product Development, and Robert Earnest, Superior's Vice President and General Counsel. In the event a participant is terminated without “cause” or resigns for “good reason” within two years following a change in control of Superior, such participant shall be entitled to a lump sum payment equal to two years' base salary and the greater of the participant's target annual bonus for the year in which the change in control occurred or for the year in which the termination occurred. In the event a participant becomes entitled to receive benefits under the Severance Plan and such benefits duplicate benefits that the participant would otherwise be entitled to under another plan, arrangement or agreement (such as the Employment Agreement, in the case of Mr. Borick), then such participant shall be entitled to receive whichever benefits are greater.

The Severance Plan does not provide a gross up for excise taxes. The benefits under the Severance Plan shall be reduced to the extent necessary to avoid the excise tax under Section 4999 of the Internal Revenue Code if such reduction would result in a higher after tax amount to the participant.

The foregoing description is qualified in its entirety by reference to the complete text of the Severance Plan, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by this reference.

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

On March 18, 2011, the Board of Directors of Superior amended Superior's Code of Conduct, which is applicable to all of Superior's directors, officers and employees. The amendment to the Code of Conduct updates Superior's Code of Conduct to reflect current best practices and clarifies certain provisions to take into account certain administrative changes and current business practices. Superior has posted the amended Code of Conduct on its website at www.supind.com.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
10.1	Superior Industries International, Inc. Annual Incentive Performance Plan
10.2	Superior Industries International, Inc. CEO Annual Incentive Performance Plan
10.3	Executive Employment Agreement, effective December 31, 2010, by and between Superior and Steven J. Borick.
10.4	Superior Industries International, Inc. Executive Change in Control Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: March 24, 2011	/s/ Robert A. Earnest
Robert A. Earnest
Vice President, General Counsel and
Corporate Secretary